SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of January 14, 2005 (this “Agreement”), is by and between The Convertible Fund Offshore, Ltd., a corporation duly organized under the laws of the British Virgin Islands (the “Seller”); and the undersigned purchasers (“Purchasers”)

WHEREAS, the Seller has the right to purchase AeroGen, Inc. warrants from Xmark Fund, Ltd. (the “Warrants”) to purchase an aggregate of 1,666,660 shares (the “Shares”) of Common Stock of Aerogen Inc. (the “Issuer”) having an exercise price of $3.25 and an expiration date of May, 2009; and

WHEREAS, the Seller wishes to exercise its right to purchase the Warrants from Xmark Fund, Ltd and sell the Warrants to the Purchasers and the Purchasers are willing to purchase the Warrants from the Seller.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1.

Definitions.  When used herein, the following terms shall have the indicated meanings:

“Encumbrance” means any material pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign securities laws or under contract.

2.

Sale and Purchase.  The Seller will exercise its right to purchase the Warrants from Xmark Fund, Ltd. and sell to the Purchasers, and Purchasers will purchase from the Seller (the “Transaction”), on such day agreed by the parties (the “Settlement Date”) the Warrants for a Purchase Price per share as set forth below (the “Purchase Price”).

a.

The Purchase Price will be $441,665.

3.

Representations, Warranties and Agreements of the Seller.

The Seller hereby represents and warrants and on the Settlement Date agrees as follows:

(a)

The Seller has full power and authority to enter into and deliver this Agreement and perform its obligations hereunder and consummate the Transaction.  This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)

The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iii) violate any contract to which the Seller or any of its assets or properties are bound.  To the Seller’s knowledge, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Transaction, except for such consents or approvals of the Issuer required pursuant to the terms of the Warrant or any Transfer Restriction (or consent related thereto) to be obtained prior to the Settlement Date for each Transaction.

(c)

With respect to the Transaction, (a) the Warrant to be delivered is not and will not be as of the Settlement Date subject to any Transfer Restriction, other than the restriction that that the Warrants have not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (the “Permitted Securities Law Restriction”); and (b) upon the transfer of the Warrants to Purchasers, Purchasers will acquire good and marketable title thereto (assuming that Purchasers are bona fide purchasers within the meaning of Section 8-302 of the New York Uniform Commercial Code), and will be the legal and beneficial owner of such Warrants, free and clear of any Encumbrances or Transfer Restrictions, other than the Permitted Securities Law Restriction.

(d)

No proceedings relating to the Warrant are pending or, to the knowledge of the Seller after reasonable inquiry, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Warrants to the Purchasers.

(e)

The Seller is not, as of the date of this representation, an “affiliate” of the Issuer  (“Affiliate”) for purposes of Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Without limiting the generality of the foregoing, (i) the Seller is not an officer or director of the Issuer and (ii) the Seller does not beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 10% or more of the issued and outstanding shares of Preferred Stock (or, if different, the aggregate voting securities) of the Issuer.  For purposes of this paragraph (f), “Seller” includes any person that would be included with the Seller for purposes of Rule 144(a)(2).

(f)

The Seller is not in possession of any material nonpublic information concerning the Issuer.

(g)

The Seller has provided or made available to the Purchasers  a copy of Warrants No. 4 and 38 (which account for 926,410 of the Warrant Shares to be purchased hereunder), as well as any other information and documents reasonably requested by the Purchasers, and such information provided to the Purchasers completely and accurately describes any Transfer Restrictions applicable to the Warrant.

(h)

If any opinion of counsel (or other instrument) is required to be delivered to the Issuer pursuant to any Transfer Restriction or otherwise in connection with the transfer of the Warrants hereunder, the Seller shall cause such opinion or instrument to be provided at its own expense. Notwithstanding anything herein or in any Escrow Agreement to the contrary, in the event that the Issuer has not transferred the Warrants to the Purchasers within twenty (20) days from the date of this agreement, at the request of Purchasers or the Seller, this agreement shall be terminated without any liability to the Purchasers or the Seller, as the case may be, and the Purchase Price shall be immediately returned to Purchasers pursuant to their instructions.

4.

Representations, Warranties and Agreement of the Purchasers.

The Purchasers hereby represent, warrant and agree as of the date hereof and on the Settlement Date and Settlement Date:

(a)

The Purchasers have been duly organized under the laws of the jurisdictions in which they were organized

(b)

The Purchasers have full power and authority to enter into this Agreement and to consummate the Transaction.  The execution, delivery and performance of this Agreement by the Purchasers have been duly authorized by all necessary corporate proceedings on the part of the Purchasers.  This Agreement has been duly and validly executed and delivered by the Purchasers and constitutes the legal, valid and binding obligation of the Purchasers, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(c)

The execution, delivery and performance by the Purchasers of this Agreement and consummation by the Purchasers of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchasers; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Purchasers’ knowledge, applicable to the Purchasers; (iii) violate any contract to which the Purchasers are a party or by which the Purchasers or any of their assets or properties are bound; or (iv) violate or conflict with any provision of the charter or by-laws of the Purchasers.  No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Purchasers of this Agreement or the consummation of the Transaction except for consents from the Issuer.

(d)

Each of the Purchasers is an “accredited investor” within the meaning of Regulation D under the Securities Act.  Each of the Purchasers acknowledges that (i) the Warrant is a “restricted security” for purposes of Rule 144 and (ii) the Warrant has not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

(e)

The Purchasers are aware of the Issuer’s business affairs and financial condition, and has acquired sufficient information about the Issuer to reach an informed and knowledgeable decision to acquire the Warrants.  The Purchasers acknowledge that no Seller or any of its agents, representatives, officers, directors, partners, members or affiliates thereof has made any representations and warranties of any nature or kind concerning the Shares and/or the Issuer.

(f)  Representation by each of the Purchasers that they are aware that Xmark Funds may have Confidential Information.

(i)

Each of the Purchasers are aware that Seller has the right to purchase the Warrants from the Xmark Funds and the Xmark Funds may be in possession of certain nonpublic information concerning the Issuer and the Warrants (the “Xmark Information”), and that the Xmark Funds have agreed with the Issuer to keep the Xmark Information confidential.  Each of the Purchasers acknowledges that a reasonable investor could deem that the Xmark Information is material to an investment decision, and that the Xmark Information could be of an adverse nature to an investor in the Warrants.  The Purchaser sare freely deciding to purchase the Warrants at the agreed-upon price for its own reasons based on the information they currently possesses, which they deem sufficient, notwithstanding that they may lack access to the Xmark Information, to make their  decision to participate in the purchase and sale of the Warrants.  The Purchasers do not and will not request, desire or require either of the Xmark Funds or the Seller, now or in the future, to disclose any or all of the Xmark Information to the Purchasers or any of their affiliates, agents or representatives.

(ii)

Each of the Purchasers is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their purchase of and investment in the Warrants.  Each of the Purchasers is aware that an investment in the Warrants involves a high degree of risk and that the Purchasers may lose the entire amount of their investment in the Warrants.  Each of the Purchasers is able to bear the economic risk of their investment in the Warrants and can afford the complete loss of such investment.

(g)

Purchasers Release and Waiver.  Each of the Purchasers agrees not to pursue and to release fully any potential suits, claims, causes of action, remedies, damages and other actions whatsoever, at law or in equity, against Seller and any of the Xmark Funds and their respective affiliates, officers, directors, agents, employees, representatives and assigns, arising out of the purchase of the Warrants or the nondisclosure of the Xmark Information to the Purchasers, except for any breaches of covenants, warranties and representations hereunder or bad faith or willful misconduct.  Each of the Purchasers hereby acknowledges receipt of satisfactory consideration for the agreements set forth in this paragraph, including but not limited to the consummation of the purchase and sale of the Warrants at the agreed-upon purchase price.  Each of the Purchasers acknowledges and agrees that the Seller and e ach of the Xmark Funds is relying on this Section 4(g) in engaging in the sale herein, and would not engage in the sale of the Warrants  in the absence of this Section 4(g).

5.

Conditions Precedent to Obligations of the Purchasers.   The obligations of the Purchasers are subject to the satisfaction of the following conditions precedent:

(a)

The representations and warranties of each Seller contained herein shall be true and correct as of the Settlement Date.

(b)

Seller shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Settlement Date, and shall have delivered to each of the Purchasers and the Issuer an Assignment Form in the form attached to the Warrants, duly executed by an authorized representative of such Seller.

(c)

 Seller shall have received from the Issuer or its counsel a letter (the Issuer’s Letter”), in a form acceptable to counsel for Purchasers, stating that the Issuer (i) has no objection to the proposed transfer of the Warrants to the Purchasers,  and (ii) the Issuer will promptly record the transfer of the Warrants to Purchasers on its books.

(d)

The Issuer’s Letter shall also state (i) that upon transfer of the Warrants on the books of Issuer by the Issuer, the Purchasers shall be treated as Holders under and as defined in the Registration Rights Agreement by and between XMark Fund, Ltd. (and other Investors) and the Issuer dated March 22, 2004 ("RRA") and (ii) have the same registration rights and other rights with respect to the Registrable Securities (as defined in the RRA)  which Xmark Fund, Ltd had when it initially purchased the Registrable Securities covered by the RRA".  The Issuer’s Letter shall be in a form reasonably acceptable to Purchasers’ counsel.

6.

Conditions Precedent to Obligations of the Seller.   The obligations of the Seller are subject to the satisfaction of the following conditions precedent:

(a)

The representations and warranties of the Purchasers contained herein shall be true and correct as of the Settlement Date.

(b)

The Purchasers shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Settlement Date.

(c)

The Seller shall have received the wire transfer referred to in Section 7.

7.

Settlement.

(a) Settlement of the Transaction shall take place on the date and at a time mutually agreed upon by the parties (the “Settlement Date”).  On the Settlement Date, subject to Sections 5 and 6 of this Agreement, the Seller shall deliver to the Purchasers the Warrants against payment by the Purchasers of the Purchase Price.

(b) The Warrants delivered to the Purchasers pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions other than the Permitted Securities Law Restriction.  The transfer of the Warrants to the Purchasers shall have been registered on the books of the Issuer and/or any applicable transfer agent.  Unless otherwise instructed by the Purchasers, the Warrants should be delivered to:

Biotechnology Value Fund, L.P.

1 Sansome Street

31st Floor

San Francisco, CA 94104

Attn:  Mark Lampert

(c) The Purchase Price shall be paid by wire transfer of immediately available funds to a bank account designated by the Seller prior to the Settlement Date.

(d) Each of the Purchasers and the Seller will, upon the reasonable request of the other, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other party to fully effect the purchases and sales contemplated hereby.

8.

Amendment.  This Agreement may be amended, modified or supplemented but only in a writing signed by the Seller and the Purchasers.

9.

Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto (other than the documents to be delivered by the Seller to the Purchasers pursuant to Section 7, which shall be delivered as described therein) shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service or (b) on the date of transmission if sent by facsimile transmission:

(a)

If to the Purchasers, addressed as follows:

Biotechnology Value Fund, L.P.

1 Sansome Street

31st Floor

San Francisco, CA 94104

Attn:  Mark Lampert

Facsimile: ________________

(b)

If to the Seller, addressed as follows:

The Convertible Fund Offshore Ltd.

165 Beacon Lane

Jupiter, Florida 33469

Steve Seefeld

Facsimile: 203-286-1728

or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

10.

Assignment.  The Warrant may be assigned by the Purchasers or issued in the name of a nominee designated by Purchasers.

11.

Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

12.

APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE). Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by m ailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

13.

Expenses.  Except as otherwise expressly provided herein, each party hereto will bear its own expenses in connection with the purchase(s) and sale(s) of the Shares contemplated hereby, except that the Seller shall bear all transfer and issuance taxes imposed on such purchase and sale.

14.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

15.

Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

16.

Captions.  The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17.

Specific Performance.  The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE CONVERTIBLE FUND OFFSHORE LTD. By: /s/ Steven Seefeld Name Title

BIOTECHNOLOGY VALUE FUND, L.P. (500,000 warrant shares) By: BVF Partners L.P., its general partner By: BVF Inc., its general partner By: /s/ Mark N. Lampert Name: Mark N. Lampert Title: President

INVESTMENT 10 LLC (83,333 warrant shares)

By: BVF Partners L.P., as attorney-in-fact

By: BVF Inc., its general partner

By:      /s/ Mark N. Lampert

Name: Mark N. Lampert

Title: President

BIOTECHNOLOGY VALUE FUND II, L.P. (316,663 warrant shares)

By: BVF Partners L.P., its general partner

By: BVF Inc., its general partner

By:      /s/ Mark N. Lampert

Name: Mark N. Lampert

Title: President

BVF INVESTMENTS LLC (766,664 warrant shares)

By: BVF Partners L.P., its manager

By: BVF Inc., its general partner

By:     /s/ Mark N. Lampert

Name: Mark N. Lampert

Title: President